EXHIBIT 4.7
                                                                   -----------


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                              PP&L RESOURCES, INC.,


                    __________________________________________,
                 AS COLLATERAL AGENT AND SECURITIES INTERMEDIARY



                                       AND



                            THE CHASE MANHATTAN BANK,
                           AS PURCHASE CONTRACT AGENT



                         -------------------------------

                                PLEDGE AGREEMENT
                         -------------------------------



                            Dated as of _______________




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                                TABLE OF CONTENTS


SECTION 1.           Definitions.............................................1

SECTION 2.           Pledge; Control.........................................5
      SECTION 2.1    The Pledge..............................................5
      SECTION 2.2    Control; Financing Statement............................5
      SECTION 2.3    Termination.............................................5

SECTION 3.           Distributions on Pledged Collateral.....................6
      SECTION 3.1    Income Distributions....................................6
      SECTION 3.2    Principal Payments Following Termination Event..........6
      SECTION 3.3    Principal Payments Prior To or On Purchase
                     Contract Settlement Date................................6
      SECTION 3.4    Payments to Purchase Contract Agent.....................6
      SECTION 3.5    Assets Not Properly Released............................6

SECTION 4.           Control.................................................7
      SECTION 4.1    Establishment of Collateral Account.....................7
      SECTION 4.2    Treatment as Financial Assets...........................7
      SECTION 4.3    Sole Control by Collateral Agent........................7
      SECTION 4.4    Securities Intermediary's Location......................8
      SECTION 4.5    No Other Claims.........................................8
      SECTION 4.6    Investment and Release..................................8
      SECTION 4.7    Statements and Confirmations............................8
      SECTION 4.8    Tax Allocations.........................................8
      SECTION 4.9    No Other Agreements.....................................8
      SECTION 4.10   Powers Coupled With An Interest.........................9

SECTION 5.           Initial Deposit; Establishment of Treasury SPC
                     Units and Reestablishment of SPC Units..................9
      SECTION 5.1    Initial Deposit of Notes................................9
      SECTION 5.2    Establishment of Treasury SPC Units.....................9
      SECTION 5.3    Reestablishment of SPC Units...........................10
      SECTION 5.4    Termination Event......................................10
      SECTION 5.5    Cash Settlement........................................11
      SECTION 5.6    Early Settlement.......................................12
      SECTION 5.7    Application of Proceeds Settlement.....................13

SECTION 6.           Voting Rights..........................................14

SECTION 7.           Rights and Remedies....................................14
      SECTION 7.1    Rights and Remedies of the Collateral Agent............14
      SECTION 7.2    Substitutions..........................................15

SECTION 8.           Representations and Warranties; Covenants..............15
      SECTION 8.1    Representations and Warranties.........................15


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      SECTION 8.2    Covenants..............................................16

SECTION 9.           The Collateral Agent and the Securities
                     Intermediary...........................................16
      SECTION 9.1    Appointment, Powers and Immunities.....................16
      SECTION 9.2    Instructions of the Company............................17
      SECTION 9.3    Reliance by Collateral Agent and Securities
                     Intermediary...........................................18
      SECTION 9.4    Rights in Other Capacities.............................18
      SECTION 9.5    Non-Reliance on Collateral Agent and Securities
                     Intermediary...........................................18
      SECTION 9.6    Compensation and Indemnity.............................19
      SECTION 9.7    Failure to Act.........................................19
      SECTION 9.8    Resignation of Collateral Agent and Securities
                     Intermediary...........................................20
      SECTION 9.9    Right to Appoint Agent or Advisor......................21
      SECTION 9.10   Survival...............................................21
      SECTION 9.11   Exculpation............................................21

SECTION 10.          Amendment..............................................22
      SECTION 10.1   Amendment Without Consent of Holders...................22
      SECTION 10.2   Amendment With Consent of Holders......................22
      SECTION 10.3   Execution of Amendments................................23
      SECTION 10.4   Effect of Amendments...................................23
      SECTION 10.5   Reference to Amendments................................23

SECTION 11.          Miscellaneous..........................................24
      SECTION 11.1   No Waiver..............................................24
      SECTION 11.2   Governing Law..........................................24
      SECTION 11.3   Notices................................................24
      SECTION 11.4   Successors and Assigns.................................24
      SECTION 11.5   Counterparts...........................................25
      SECTION 11.6   Severability...........................................25
      SECTION 11.7   Expenses, etc..........................................25
      SECTION 11.8   Security Interest Absolute.............................25




EXHIBIT A      Instruction from Purchase Contract Agent to Collateral Agent
               (Establishment of Treasury SPC Units)
EXHIBIT B      Instruction from Collateral Agent to Securities Intermediary
               (Establishment of Treasury SPC Units)
EXHIBIT C      Instruction from Purchase Contract Agent to Collateral Agent
               (Reestablishment of SPC Units)
EXHIBIT D      Instruction from Collateral Agent to Securities Intermediary
               (Reestablishment of SPC Units)
EXHIBIT E      Notice of Cash Settlement from the Securities Intermediary to the Purchase Contract Agent


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                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT, dated as of ________,     among
PP&L RESOURCES, INC., a Pennsylvania corporation (the "Company"), ____________ _______, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and as a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC (as defined herein) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Securities (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement.

                                    RECITALS

            The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to _________________ SPC Units (the "Securities").

            Each SPC Unit, at issuance, consists of a unit comprised of (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a "Purchase Contract") under which (i) the Holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount in cash equal to $50 (the "Stated Amount"), a number of shares of PP&L Resources, Inc. Common Stock $.01 per share par value ("Common Stock") equal to the Settlement Rate (as defined in the Purchase Contract Agreement), and (ii) the Company will pay the Holder Purchase Contract Payments and (b) a note of PP&L Capital Funding, Inc., a wholly-owned subsidiary of the Company, which note shall be guaranteed as to payment of principal, premium, if any, and interest by the Company (a "Note"), having a principal amount equal to the Stated Amount and maturing on ____________.

            [address overallotment option, if applicable]

            Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral Account to secure the Obligations.

            Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

SECTION 1.     DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


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          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

          (c) the following terms which are defined in the UCC shall have the meanings set forth therein: "certificated security", "control", "financial asset", "entitlement order", "securities account" and "security entitlement";

          (d) the following terms have the meanings assigned to them in the Purchase Contract Agreement: "Act," "Bankruptcy Code," "Board Resolution," "Business Day," "Cash Settlement," "Certificate," "Early Settlement," "Early Settlement Amount," "Early Settlement Date," "Holders," "Indenture," "Indenture Trustee," "Opinion of Counsel," "Outstanding Securities," "SPC Units," "Person," "Purchase Contract," "Purchase Contract Payments," "Purchase Contract Settlement Date," "Purchase Price," "Remarketing Agent," "Remarketing Agreement," "Settlement Rate," "Termination Event," "Treasury SPC Units," and "Underwriting Agreement";

          (e) the following terms have the meanings given to them in this section 1(e):

          "AGREEMENT" means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

          "CASH" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

          "COLLATERAL" has the meaning specified in paragraph (2) of the definition of Collateral Account.

          "COLLATERAL ACCOUNT" means the collective reference to:

          (1) Securities Account No. ______ entitled "_______________, maintained at [Collateral Agent] in the name of "The Chase Manhattan Bank, as Purchase Contract Agent on behalf of the holders of securities subject to the Security Interest of __________ as Collateral Agent under the Pledge Agreement, for the benefit of PP&L Resources, Inc., as pledgee" maintained by the Securities Intermediary for the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders;

          (2) all investment property and other financial assets from time to time credited to the Collateral Account, including, without limitation, (A) Notes and security entitlements relating thereto which are a component of the SPC Units from time to time, (B) any Treasury Securities and security entitlements relating thereto delivered from time to time upon establishment of Treasury SPC Units in accordance with Section 5.2 hereof and (C) payments made by Holders pursuant to Section 5.5 hereof (collectively, the "Collateral");


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          (3) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

          (4) all powers and rights now owned or hereafter acquired under or with respect to the Collateral Account.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

          "OBLIGATIONS" means, with respect to each Holder, the collective reference to all obligations and liabilities of such Holder under such Holder's Purchase Contract (including, but not limited to, such Holder's obligation to pay the aggregate Purchase Price for Common Stock on the Purchase Contract Settlement Date) and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), purchase price, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

          "PERMITTED INVESTMENTS" means any one of the following which shall mature not later than the next succeeding Business Day:

               (1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

               (2) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200.0 million at the time of deposit;

               (3) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (2);

               (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States Government;


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               (5) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and

               (6) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

          "PLEDGE" means the pledge, lien and security interest created by this Agreement.

          "PLEDGED NOTES" means the Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

          "PLEDGED TREASURY SECURITIES" means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

          "PROCEEDS" has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

          "PURCHASE CONTRACT AGENT" has the meaning specified in the paragraph preceding the recitals of this Agreement.

          "TRADES" means the Treasury Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

          "TRADES REGULATIONS" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

          "TRANSFER" means:

          (1) in the case of certificated securities in registered form, delivery as provided in (S) 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective indorsement;

          (2) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and

          (3) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement


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has been credited to the transferee's securities account.

          "TREASURY SECURITIES" means zero-coupon U.S. Treasury Securities (Cusip No. ________) which are the principal strips of the _____% U.S. Treasury Securities which mature on _______________.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

          "VALUE" means, with respect to any item of Collateral on any date, as to (1) Cash, the face amount thereof and (2) Treasury Securities or Notes, in each case the aggregate principal amount thereof at maturity.

SECTION 2.     PLEDGE; CONTROL.

               SECTION 2.1 THE PLEDGE.

               Each Holder, from time to time the acting through the Purchase Contract Agent as such Holder's attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a [continuing first priority] security interest in and to, and a lien upon and right of set off against, all of the right, title and interest of such Holder and the Purchase Contract Agent in and to the Collateral and (i) any Notes and Treasury Securities constituting a part of the Securities and (ii) the Collateral Account. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

               SECTION 2.2 CONTROL; FINANCING STATEMENT.

               (a) The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Section 4 of this Agreement.

               (b) On the date of initial issuance of the Securities, the Purchase Contract Agent shall deliver to the Collateral Agent a financing statement prepared by the Company for filing in the Office of the Secretary of State of the State of New York, signed by the Purchase Contract Agent, as attorney-in-fact for the Holders, as Debtors, and describing the Collateral.

               SECTION 2.3  TERMINATION.

               As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder's Obligations. Upon termination, the Securities Intermediary shall Transfer the Collateral to the Purchase Contract Agent for distribution to such Holder in accordance with his interest, free and clear of any lien, pledge or security interest created hereby.


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SECTION 3.     DISTRIBUTIONS ON PLEDGED COLLATERAL.

               SECTION 3.1 INCOME DISTRIBUTIONS.

               All income distributions received by the Securities Intermediary on account of the Notes or Permitted Investments from time to time held in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders as provided in the Purchase Contracts.

               SECTION 3.2 PRINCIPAL PAYMENTS FOLLOWING TERMINATION EVENT.

               All payments received by the Securities Intermediary following a Termination Event of (1) the principal amount of Pledged Notes or (2) the principal amount of the Pledged Treasury Securities, shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

SECTION 3.3    PRINCIPAL PAYMENTS PRIOR TO OR ON PURCHASE CONTRACT SETTLEMENT
               DATE.

               (a) Subject to the provisions of Section 7.2, and except as provided in clause 3.3(b) below, if no Termination Event shall have occurred, all payments received by the Securities Intermediary of (1) the principal amount with respect to the Pledged Notes or (2) the principal amount of Pledged Treasury Securities, shall be held and invested in Permitted Investments until the Purchase Contract Settlement Date and on the Purchase Contract Settlement Date distributed to the Company as provided in Section 5.7 hereof. Any balance remaining in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

               (b) All payments received by the Securities Intermediary of (A) the principal amount of Notes or security entitlements thereto or (1) the principal amount of Treasury Securities or security entitlements thereto, that, in each case, have been released from the Pledge shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

SECTION 3.4    PAYMENTS TO PURCHASE CONTRACT AGENT.

               Payments to the Purchase Contract Agent hereunder shall be made to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 12:00 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

               SECTION 3.5  ASSETS NOT PROPERLY RELEASED.

               If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the


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Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers' Certificate (as defined in the Purchase Contract Agreement) of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the obligations of the Holders under the related Purchase Contracts, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received.

SECTION 4.  CONTROL.

               SECTION 4.1 ESTABLISHMENT OF COLLATERAL ACCOUNT.

               The Securities Intermediary hereby confirms that:

               (1) the Securities Intermediary has established the Collateral Account;

               (2) the Collateral Account is a securities account;

               (3) subject to the terms of this Agreement, the Securities Intermediary shall treat the Purchase Contract Agent as entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

               (4) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement will be credited promptly to the Collateral Account;

               (5) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary, or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder.

               SECTION 4.2 TREATMENT AS FINANCIAL ASSETS.

               Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

               SECTION 4.3 SOLE CONTROL BY COLLATERAL AGENT.

               Except as provided in Section 6, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Until


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termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

               SECTION 4.4 SECURITIES INTERMEDIARY'S LOCATION.

               The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities
Intermediary's location.

               SECTION 4.5 NO OTHER CLAIMS.

               Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

               SECTION 4.6 INVESTMENT AND RELEASE.

               All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

               SECTION 4.7 STATEMENTS AND CONFIRMATIONS.

               The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

               SECTION 4.8 TAX ALLOCATIONS.

               All items of income, gain, expense and loss recognized in the Collateral Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the holders which are the beneficial owners thereof.

               SECTION 4.9 NO OTHER AGREEMENTS.

               The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.


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               SECTION 4.10 POWERS COUPLED WITH AN INTEREST.

               The rights and powers granted in this Section 4 to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this
Section 4 shall continue in effect until the termination of the Pledge.

SECTION 5.     INITIAL DEPOSIT; ESTABLISHMENT OF TREASURY SPC UNITS AND
                 REESTABLISHMENT OF SPC UNITS.

               SECTION 5.1 INITIAL DEPOSIT OF NOTES.

               Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the SPC Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Notes or security entitlements relating thereto, and the Securities Intermediary shall indicate by book-entry that a securities entitlement to such Notes has been credited to the Collateral Account.

               SECTION 5.2 ESTABLISHMENT OF TREASURY SPC UNITS.

               (a) At any time prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of SPC Units shall have the right to establish or reestablish Treasury SPC Units by substitution of Treasury Securities or security entitlements thereto for the Pledged Notes comprising a part of such Holder's SPC Units in integral multiples of 20 SPC Units by:

               (1) transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements thereto having a Value equal to the principal amount of the Pledged Notes to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Notes that are a component of such SPC Units; and

               (2) delivering the related SPC Units to the Purchase Contract Agent.

               Upon receipt of such notice and confirmation that Treasury Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Notes from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.


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               (b) Upon credit to the Collateral Account of Treasury Securities or security entitlements thereto delivered by a Holder of SPC Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Notes and shall promptly transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

               SECTION 5.3 REESTABLISHMENT OF SPC UNITS.

               (a) At any time prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury SPC Units shall have the right to reestablish SPC Units by substitution of Notes or security entitlements thereto for Pledged Treasury Securities in integral multiples of 20 Treasury SPC Units by:

               (1) transferring to the Securities Intermediary for credit to the Collateral Account Notes or security entitlements thereto having a principal amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, (A) stating that such Holder has Transferred Notes or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account and (B) requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury SPC Units; and

               (2) delivering the related Treasury SPC Units to the Purchase Contract Agent.

               Upon receipt of such notice and confirmation that Notes or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice in the form provided in Exhibit D hereto to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder.

               (b) Upon credit to the Collateral Account of Notes or security entitlements thereto, and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the applicable Pledged Treasury Securities and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

               SECTION 5.4 TERMINATION EVENT.

               (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer:

               (1) any Pledged Notes; and

               (2) any Pledged Treasury Securities, to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest or other interest created hereby.

               (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Notes or the Pledged Treasury Securities, as the case may be, as provided by this Section 5.4, the Purchase Contract Agent shall:

               (1) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, all the Pledged Treasury Securities or the Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.4, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes or all the Pledged Treasury Securities, as the case may be, as provided by this Section 5.4; or

               (2) commence an action or proceeding like that described in clause 5.4(b)(1)(B) hereof within ten days after the occurrence of such Termination Event.

               SECTION 5.5 CASH SETTLEMENT.

               (a) Upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of SPC Units or Treasury PEP Units has elected, in accordance with the procedures specified in Section 5.4(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to effect a Cash Settlement and
(2) payment by such Holder by deposit in the Collateral Account prior to or on 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of the Purchase Price in lawful money of the United States by certified or cashier's check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall:

               (1) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments;

               (2) release from the Pledge (i) in the case of a Holder of SPC Units, the related Pledged Notes or (ii) in the case of a Holder of Treasury SPC Units, the related Pledged Treasury Securities with a principal amount equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect a Cash Settlement pursuant to this
Section 5.5(a); and

               (3) instruct the Securities Intermediary to Transfer all such Pledged Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holder, in each case free and clear of the Pledge created hereby, for distribution to such Holder.

               Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall
(A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier's checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) instruct the Securities Intermediary to release any amounts in respect of the interest earned from such Permitted Investments to the Purchase Contract Agent for distribution to the such Holder.

               (b) If a Holder of SPC Units notifies the Purchase Contract Agent as provided in paragraph 5.4(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.4(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of such Holder's Pledged Notes in accordance with paragraph 5.4(a)(iii) of the Purchase Contract Agreement.

               (c) If a Holder of Treasury SPC Units notifies the Purchase Contract Agent as provided in paragraph 5.4(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay the Purchase Price in accordance with paragraph 5.4(d)(iii) of the Purchase Contract Agreement.

               (d) Prior to 3:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating (i) the amount of cash that it has received with respect to the Cash Settlement of SPC Units and (ii) the amount of cash that it has received with respect to the Cash Settlement of Treasury SPC Units.

               SECTION 5.6 EARLY SETTLEMENT.

               Upon receipt by the Collateral Agent of a notice from the Purchase Contract Agent that a Holder of Securities has elected to effect Early Settlement of its obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and
Section 5.9 of the Purchase Contract Agreement (which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (1) Pledged Notes in the case of a Holder of SPC Units or (2) Pledged Treasury Securities, in the case of a Holder of Treasury SPC Units, with a Value equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holder, in each case free and clear of the Pledge created hereby, for distribution to such Holder.

               SECTION 5.7 APPLICATION OF PROCEEDS SETTLEMENT.

               (a) If a Holder of SPC Units has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(a)(i) in the Purchase Contract Agreement, or has given such notice but failed to deliver the required cash prior to 11:00 A.M. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Notes. In such event, the Collateral Agent shall instruct the Securities Intermediary to Transfer the related Pledged Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use reasonable efforts to remarket such Pledged Notes on such date. The Remarketing Agent will deposit the entire amount of the Proceeds of such remarketing in the Collateral Account. On the Purchase Contract Settlement Date, the Collateral Agent shall instruct the Securities Intermediary to apply a portion of the Proceeds from such remarketing equal to the aggregate principal amount of such Pledged Notes to satisfy in full such Holder's obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts. The Collateral Agent shall also instruct the Securities Intermediary to apply a portion of the Proceeds of such remarketing equal to $[.1250] per Pledged Note to pay the Remarketing Agent for its services rendered in connection with the remarketing. The balance of the Proceeds from such remarketing, if any, shall be transferred to the Purchase Contract Agent for the benefit of such Holder for distribution to such Holder.

               If the Remarketing Agent advises the Collateral Agent in writing that there has been a Failed Remarketing, thus resulting in an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company shall, at the written direction of the Company, dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from such disposition, such Holder's obligations to pay the Purchase Price for the shares of PP&L Resources, Inc.

               (b) If a Holder of Treasury SPC Units has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(d)(i) of the Purchase Contract Agreement, or has given such notice but failed to make such payment in the manner required by
Section 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities. Upon maturity of the Pledged Treasury Securities, the Securities Intermediary, at the written direction of the Collateral Agent, shall invest the Cash Proceeds of the maturing Pledged Treasury Securities in Permitted Investments. Without receiving any instruction from any such Holder, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities and the investment earnings from the investment in Permitted Investments exceeds the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holder for distribution to such Holder.

SECTION 6.     VOTING RIGHTS.

               The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of the Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of the Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.

SECTION 7.     RIGHTS AND REMEDIES.

               SECTION 7.1 RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.

               (a) In addition to the rights and remedies specified in Section
5.5 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or (2) sale of the Pledged Notes in one or more public or private sales and application of the proceeds in full satisfaction of the Holders' obligations under the Purchase Contracts.

               (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof, in satisfaction of the Obligations of the Holder of the Treasury SPC Units of which such Pledged Treasury Securities are a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities and such Obligations of such Holder, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

               (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of the Pledged Notes and (ii) the principal amount of the Pledged Treasury Securities subject, in each case, to the provisions of Section 3 hereof, and as otherwise granted herein.

               (d) The Purchase Contract Agent individually and as attorney-in-fact for each Holder of Securities, each Holder of Securities agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

SECTION 7.2    SUBSTITUTIONS.

               Whenever a Holder has the right to substitute Treasury Securities, Notes or security entitlements to either of them for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

SECTION 8.     REPRESENTATIONS AND WARRANTIES; COVENANTS.

               SECTION 8.1 REPRESENTATIONS AND WARRANTIES.

               Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder's interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

               (1) such Holder has the power to grant a security interest in and lien on the Collateral;

               (2) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Securities Intermediary for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

               (3) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 4 hereof); and

               (4) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

               SECTION 8.2 COVENANTS.

               The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

               (1) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

               (2) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Securities.

SECTION 9.     THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY.

               It is hereby agreed as follows:

               SECTION 9.1 APPOINTMENT, POWERS AND IMMUNITIES.

               The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall:

               (1) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

               (2) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

               (3) not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 9.2 hereof, subject to Section 9.6 hereof);

               (4) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and

               (5) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

               Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

               No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, each of the Collateral Agent and the Securities Intermediary in its individual capacity hereby waives any right of setoff, bankers' lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

               SECTION 9.2 INSTRUCTIONS OF THE COMPANY.

               The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing contained in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

               SECTION 9.3 RELIANCE BY COLLATERAL AGENT AND SECURITIES
                           INTERMEDIARY.

               Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and upon advice and statements of legal counsel and other experts selected by the Collateral Agent and the Securities Intermediary. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

               SECTION 9.4 RIGHTS IN OTHER CAPACITIES.

               The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent or the Securities Intermediary, as the case may be, any other Person interested herein and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

               SECTION 9.5 NON-RELIANCE ON COLLATERAL AGENT AND SECURITIES
                           INTERMEDIARY.

               Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

               SECTION 9.6 COMPENSATION AND INDEMNITY.

               The Company agrees to:

               (1) pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder; and

               (2) indemnify the Collateral Agent and the Securities Intermediary for, and hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

               The Collateral Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

               SECTION 9.7 FAILURE TO ACT.

               In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. he Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either:

               (1) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary; or

               (2) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

               The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

               SECTION 9.8 RESIGNATION OF COLLATERAL AGENT AND SECURITIES
                           INTERMEDIARY.

               (a) Subject to the appointment and acceptance of a successor Collateral Agent as provided below:

               (1) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities;

               (2) the Collateral Agent may be removed at any time by the Company; and

               (3) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent.

               The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (3) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York City with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

               (b) Subject to the appointment and acceptance of a successor Securities Intermediary as provided below:

               (1) the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities;

               (2) the Securities Intermediary may be removed at any time by the Company; and

               (3) if the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent.

               The Purchase Contract Agent shall promptly notify the Company of any removal of the Securities Intermediary pursuant to clause (3) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Securities Intermediary's giving of notice of resignation or such removal, then the retiring Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. The Securities Intermediary shall be a bank which has an office in New York City with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Securities Intermediary hereunder by a successor Securities Intermediary, such successor Securities Intermediary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Securities Intermediary. The retiring Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Securities Intermediary hereunder. After any retiring Securities Intermediary's resignation hereunder as Securities Intermediary, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary.

               SECTION 9.9 RIGHT TO APPOINT AGENT OR ADVISOR.

               The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 9.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

               SECTION 9.10 SURVIVAL.

               The provisions of this Section 9 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

               SECTION 9.11 EXCULPATION.

               Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent or the Securities Intermediary.

SECTION 10.    AMENDMENT.

               SECTION 10.1  AMENDMENT WITHOUT CONSENT OF HOLDERS.

               Without the consent of any Holders, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, to:

               (1) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company;

               (2) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent;

               (3) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company, provided such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder; or

               (4) cure any ambiguity (or formal defect), correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

               SECTION 10.2  AMENDMENT WITH CONSENT OF HOLDERS.

               With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of such Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security adversely affected thereby:

               (1) change the amount or type of Collateral underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral;

               (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

               (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment;

               provided that if any amendment or proposal referred to above would adversely affect only the SPC Units or only the Treasury SPC Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (3) above.

               It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

               SECTION 10.3   EXECUTION OF AMENDMENTS.

               In executing any amendment permitted by this Section, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.1 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

               SECTION 10.4   EFFECT OF AMENDMENTS.

               Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

               SECTION 10.5   REFERENCE TO AMENDMENTS.

               Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

SECTION 11.    MISCELLANEOUS.

               SECTION 11.1  NO WAIVER.

               No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               SECTION 11.2  GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               SECTION 11.3  NOTICES.

               All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties (or in the case of Holders, as may be made and deemed given as provided in Section 1.5 and 1.6 of the Purchase Contract Agreement). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               SECTION 11.4   SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

               SECTION 11.5   COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               SECTION 11.6   SEVERABILITY.

               If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               SECTION 11.7   EXPENSES, ETC.

               The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:

               (1) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

               (2) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 11.7; and

               (3) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

               SECTION 11.8  SECURITY INTEREST ABSOLUTE.

               All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

               (1) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

               (2) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

               (3) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



PP&L RESOURCES, INC.                     THE CHASE MANHATTAN BANK, as Purchase
                                         Contract Agent and as attorney-in-
                                         fact of the Holders from time to time
                                         of the Securities

By:                                      By:
   ----------------------------             ----------------------------------
Name:                                    Name:
Title:                                   Title:

Address for Notices:                     Address for Notices:




Attention:                               Attention:
Telecopy:                                Telecopy:


                      , as Collateral                                     , as
----------------------                   ---------------------------------
Agent                                    Securities Intermediary

By:                                      By:
   ----------------------------             ----------------------------------
Name:                                    Name:
Title:                                   Title:

Address for Notices:                     Address for Notices:



Attention:                               Attention:
Telecopy:                                Telecopy:

                                                                     EXHIBIT A

                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                      (Establishment of Treasury SPC Units)



____________________________
____________________________
____________________________
Attention:__________________
Telecopy: __________________


            Re:   SPC Units of PP&L Resources, Inc. (the "Company")

            Please refer to the Pledge Agreement, dated as of _________________ (the "Pledge Agreement"), among the Company, you, as Collateral Agent,_________ ____________________, as Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of SPC Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

            We hereby notify you in accordance with Section 5.2 of the Pledge Agreement that the holder of securities named below (the "Holder") has elected to substitute $__________ Value of Treasury Securities or security entitlements thereto in exchange for an equal Value of Pledged Notes and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

            We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Notes in accordance with Section 5.2 of the Pledge Agreement.

                                          THE CHASE MANHATTAN BANK
                                          By:
                                                ----------------------------
                                                Name:
                                                Title:

Date:

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements thereto for the Pledged Notes:



---------------------------------   ---------------------------------------
                Name                Social Security or other Taxpayer
                                    Identification Number, if any

-------------------------
Address


-------------------------

-------------------------

                                                                     EXHIBIT B

                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                      (Establishment of Treasury SPC Units)


_________________________
_________________________
_________________________
_________________________
Attention:_______________
Telecopy: _______________


            Re: SPC Units of PP&L Resources, Inc. (the "Company") Securities Account No. ____. entitled "__________________, as Collateral Agent, Securities Account (PP&L Resources, Inc.)" (the "Collateral Account")

            Please refer to the Pledge Agreement, dated as of _________________ (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, _________________________ ,as Purchase Contract Agent and as attorney-in-fact for the holders of SPC Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

            When you have confirmed that $__________ Value of Treasury Securities or security entitlements thereto has been credited to the Collateral Account by or for the benefit of _________, as Holder of SPC Units (the "Holder"), you are hereby instructed to release from the Collateral Account an equal Value of Notes or security entitlements thereto by Transfer to the Purchase Contract Agent.


                                    --------------------------

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Dated:
      ----------------------

Please print name and address of Holder:



  ________________________________   _____________________________________
                Name                 Social Security or other Taxpayer
                                     Identification Number, if any

_________________________________
Address
_________________________________
_________________________________

                                                                     EXHIBIT C

                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                         (Reestablishment of SPC Units )





Attention:
Telecopy:

            Re:  SPC Units of PP&L Resources, Inc. (the "Company")

            Please refer to the Pledge Agreement, dated as of _________________ (the "Pledge Agreement"), among the Company, you, as Collateral Agent, ________________________________ , as Securities Intermediary, and the
undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of SPC Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

            We hereby notify you in accordance with Section 5.3(a) of the Pledge Agreement that the holder of securities listed below (the "Holder") has elected to substitute $__________ Value of Notes or security entitlements thereto in exchange for $__________ Value of Pledged Treasury Securities and has delivered to the undersigned a notice stating that the Holder has Transferred such Notes or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

            We hereby request that you instruct the Securities Intermediary, upon confirmation that such Notes or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned $__________ Value of Treasury Securities or security entitlements thereto related to _____ Treasury SPC Units of such Holder in accordance with Section 5.3(a) of the Pledge Agreement.

                                          THE CHASE MANHATTAN BANK


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Dated:
      --------------------

Please print name and address of Holder electing to substitute Pledged Notes or security entitlements thereto for Pledged Treasury Securities:



  ________________________________   _____________________________________
                Name                 Social Security or other  Taxpayer
                                     Identification Number, if any

____________________________
Address

____________________________
____________________________

                                                                     EXHIBIT D

                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                         (Reestablishment of SPC Units)



____________________________
____________________________
____________________________
Attention:__________________
Telecopy: __________________


            Re: SPC Units of PP&L Resources, Inc. (the "Company") Securities Account No. _____. entitled "____________________, as
                  Collateral Agent, Securities Account (PP&L Resources,
                  Inc.)" (the "Collateral Account")

            Please refer to the Pledge Agreement, dated as of __________________ (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, ______________________, as Purchase Contract Agent and as attorney-in-fact for the holders of SPC Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

            When you have confirmed that $_________ Value of Notes or security entitlements thereto has been credited to the Collateral Account by or for the benefit of _________, as Holder of SPC Units (the "Holder"), you are hereby instructed to release from the Collateral Account $__________ Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.


                                   _________________________________

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Dated:
     -------------------

Please print name and address of Holder:



  ________________________________   ____________________________________
                Name                 Social Security or other Taxpayer
                                     Identification Number, if any

___________________________
Address

___________________________
___________________________

                                                                   EXHIBIT  E

             NOTICE OF CASH SETTLEMENT FROM SECURITIES INTERMEDIARY
                           TO PURCHASE CONTRACT AGENT
                            (Cash Settlement Amounts)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attention:_______________
Telecopy: _______________


            Re:  SPC Units of PP&L Resources, Inc. (the "Company")

            Please refer to the Pledge Agreement, dated as of __________________ (the "Pledge Agreement"), among you, the Company, __________________________, as Collateral Agent and the undersigned, as Securities Intermediary. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein

            In accordance with Section 5.5(d) of the Pledge Agreement, we hereby notify you that as of 11:00 a.m., [on the fifth Business Day immediately preceding the Purchase Contract Settlement Date], we have received (i) $_____ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to __________ SPC Units and (ii) $_________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to ______ Treasury SPC Units.



                                    --------------------------------------


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

Dated:
      --------------------